UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2025

INHIBRX BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42031	99-0613523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 140
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Inhibrx Biosciences, Inc. (the “Company”) was held on May 28, 2025 at 10:00 a.m. Pacific Time online in a virtual format. Of the Company’s 14,475,904 shares of common stock issued and outstanding and eligible to vote as of the record date of April 1, 2025, a quorum of 11,493,284 shares, or approximately 79% of the eligible shares, was present virtually or represented by proxy. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2025. The following actions were taken at the Annual Meeting:

Proposal 1
Election of the following nominees as Class I Directors of the Company, each to serve until the 2028 Annual Meeting and until their respective successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Jon Faiz Kayyem, Ph.D.	8,077,611	31,060	3,384,613
Kristiina Vuori, M.D., Ph.D.	6,494,317	1,614,354	3,384,613

Proposal 2
Ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,463,328	2,918	27,038	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2025
INHIBRX BIOSCIENCES, INC.

	By:	/s/ Leah Pollema
	Name:	Leah Pollema
	Title:	VP, General Counsel and Corporate Secretary